EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                                 State of
                                                 Percentage of   Incorporation
       Parent               Subsidiary           Ownership       or Organization
------------------   -------------------------   --------------  ---------------
------------------   -------------------------   --------------  ---------------

PS Financial, Inc.   Preferred Savings Bank           100%        Federal